UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2016

CAREY WATERMARK INVESTORS INCORPORATED
(Exact Name of Registrant as Specified in Charter)

000-54263	26-2145060
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on February 23, 2016, to include the historical financial statements and pro forma financial information required by Items 9.01(a) and (b).

Item 9.01 — Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

On February 17, 2016, a wholly-owned subsidiary of Carey Watermark Investors Incorporated, or CWI, completed the acquisition of Equinox, A Luxury Collection Golf Resort & Spa, or the Equinox, from HEI Hotels & Resorts, an unaffiliated third party. The 195-room resort is located in Manchester Village, Vermont. The HEI Equinox, LLC financial statements and independent auditor’s report as of and for the year ended December 31, 2014 and as of and for the nine months ended September 30, 2015 are attached as Exhibit 99.1 hereto and are incorporated by reference herein.

(b) Pro forma financial information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

(c) N/A

(d) Exhibits

Exhibit No.	Description
99.1	Audited financial statements of HEI Equinox, LLC as of and for the year ended December 31, 2014 and as of and for the nine months ended September 30, 2015

99.2	Unaudited pro forma condensed consolidated financial information of CWI for the year ended December 31, 2014 and as of and for the nine months ended September 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors Incorporated
Date:	May 4, 2016
		By:	/s/ Noah K. Carter
Noah K. Carter
Controller and Principal Accounting Officer